Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Full Year 2019 Financial Results

Provides 2020 Annual Outlook

Company to Webcast Financial Results and Investor Day at 8:00 am Eastern Time Today

SECAUCUS, N.J. – February 25, 2020 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights Compared to Prior Year Period

•	Net sales of $65.8 million, an increase of 27.3%
•	Net income of $4.6 million, compared with prior year net income of $1.8 million, an increase of 163.7%
•	Adjusted EBITDA of $13.2 million, compared to $9.2 million, an increase of 43.1%[1]

2019 Financial Highlights Compared to Prior Year

•	Net sales of $245.9 million, an increase of 27.2%
•	Net loss of $1.4 million compared to a net loss of $5.4 million, a decrease of 74.2%
•	Adjusted EBITDA of $29.2 million compared to $20.3 million, an increase of 43.8% [1]

“Our final 2019 results demonstrate that our “Feed the Growth” strategy is working – delivering strong, sustainable and predictable growth that we can convert to meaningful adjusted EBITDA growth,” commented Billy Cyr, Freshpet’s Chief Executive Officer.  “We believe our growth journey has just begun with the conversion of only about 3 million dog-owning households to Freshpet out of the 63 million total household opportunity.  To fulfill our mission of “changing the way we feed our pets forever” we expect to convert another 5 million households to Freshpet by 2025.  In doing that, we will continue to satisfy more pets, pet parents and the shareholders who support us.”

Fourth Quarter 2019

Fourth quarter of 2019 net sales increased 27.3% to $65.8 million compared to $51.6 million for the fourth quarter of 2018.  Net sales for the fourth quarter of 2019 were driven by velocity, innovation, and distribution gains.

Gross profit was $30.3 million, or 46.0% as a percentage of net sales for the fourth quarter of 2019, compared to $23.4 million, or 45.2% as a percentage of net sales, in the same period last year. For the fourth quarter 2019, Adjusted Gross Profit was $32.3 million, or 49.1% as a percentage of net sales, compared to $25.5 million, or 49.4% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to increased production and processing cost, and cost related to converting the Company’s fourth manufacturing line to a 24/7 shift, partially offset by higher sales price realization and a shift in sales mix to higher margin items.  Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $25.4 million for the fourth quarter of 2019 compared to $21.5 million in the prior year period. As a percentage of net sales, SG&A decreased to 38.6% for the fourth quarter of

[1]

Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See “Non-GAAP Measures” for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

2019 compared to 41.6% in the fourth quarter of 2018. Adjusted SG&A for the fourth quarter of 2019 was $19.2 million, or 29.3% as a percentage of net sales, compared to $16.3 million, or 31.5% as a percentage of net sales, in the prior year period. The decrease in Adjusted SG&A as a percentage of net sales was a result of increased expense leverage on higher net sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $4.6 million for the fourth quarter of 2019 compared to net income of $1.8 million for the prior year period.

Adjusted EBITDA was $13.2 million, or 20.1% as a percentage of net sales, for the fourth quarter of 2019, compared to $9.2 million, or 17.9% as a percentage of net sales, in the fourth quarter of 2018. The increase in adjusted EBITDA was a result of increased gross profit and increased leverage of SG&A. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

Full Year 2019

Net sales increased 27.2% to $245.9 million for the full year ended December 31, 2019 compared to $193.2 million for the prior year. Net sales for the full year 2019 were driven by velocity, innovation, and distribution gains.

Gross profit was $114.2 million, or 46.4% as a percentage of net sales for 2019, compared to $90.0 million, or 46.6% as a percentage of net sales, in the same period last year. Adjusted Gross Profit was $121.5 million, or 49.4% as a percentage of net sales for 2019, compared to $96.9 million, or 50.2% as a percentage of net sales, in the prior year. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to increased production and processing cost, and cost related to converting the Company’s fourth manufacturing line to a 24/7 shift, partially offset by higher sales price realization and a shift in sales mix to higher margin items.

SG&A was $114.5 million for the full year ended December 31, 2019 compared to $94.9 million in the prior year. 2019 included a planned increase in media spend of $8.0 million compared to the prior year period, or an additional 0.9% as a percentage of net sales. As a percentage of net sales, SG&A decreased to 46.6% for 2019 compared to 49.1% in 2018. Adjusted SG&A for 2019 was $92.5 million, or 37.6% as a percentage of net sales, compared to $76.7 million, or 39.7% as a percentage of net sales, in the prior year period. The decrease in Adjusted SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher net sales, offset by a planned increase in media spend.

Net loss was $1.4 million for 2019 compared to net loss of $5.4 million for the prior year.

Adjusted EBITDA was $29.2 million, or 11.9% as a percentage of net sales for 2019, compared to $20.3 million, or 10.5% as a percentage of net sales for the prior year. The increase in Adjusted EBITDA was a result of higher net sales and Adjusted Gross Profit, partially offset by increased Adjusted SG&A.

Cash and Net Debt

As of December 31, 2019, the Company had cash and cash equivalents of $9.5 million and $33.0 million available under our credit facilities. As of December 31, 2019, the Company drew $54.5 million on its credit facility in connection with the Kitchens 2.0 project and other expansion projects.

Outlook

For full year 2020, the Company is providing the following guidance:

•	To exceed net sales of $310 million, an increase greater than 26% from 2019

•	To exceed Adjusted EBITDA of $48 million, an increase greater than 65% from 2019

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Investor Day & Earnings Presentation Webcast Information

As previously announced, today the Company will host an Investor Day beginning at 8:00 a.m. Eastern Time with members of its leadership team. Please visit the “Investors” section of Freshpet’s website at www.freshpet.com to access the live webcast and presentation.  The webcast will be available in listen-only mode and will be archived online through March 24, 2020.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA
•	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before non-cash depreciation expense and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, fees related to secondary offerings, gain (loss) on disposal of equipment and litigation expense.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus gain (loss) on disposal of equipment, non-cash share-based compensation expense, launch expenses, fees related to secondary offerings, and litigation expense.

Management believes that the non-GAAP financial measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,471,676	$7,554,388
Accounts receivable, net of allowance for doubtful accounts	18,580,840	12,326,703
Inventories, net	12,542,269	9,317,232
Prepaid expenses	3,275,992	1,078,232
Other current assets	10,452,990	681,550
Total Current Assets	54,323,767	30,958,105
Property, plant and equipment, net	165,287,597	102,094,248
Deposits on equipment	3,600,931	4,730,176
Operating lease right of use assets	9,154,234	—
Other assets	3,759,058	2,182,329
Total Assets	$236,125,587	$139,964,858
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,667,729	$9,166,412
Accrued expenses	22,132,928	9,050,551
Current operating lease liabilities	1,185,058	—
Total Current Liabilities	$41,985,715	$18,216,963
Long term debt	54,466,099	—
Long term operating lease liabilities	8,409,252	—
Other liabilities	—	273,420
Total Liabilities	$104,861,066	$18,490,383
STOCKHOLDERS' EQUITY:
Common stock	36,162	35,556
Additional paid-in capital	334,299,172	323,079,437
Accumulated deficit	(202,735,417)	(201,352,682)
Accumulated other comprehensive income	(79,170)	(31,610)
Treasury stock, at cost — 14,169 shares on December 31, 2019 and on December 31, 2018	(256,226)	(256,226)
Total Stockholders' Equity	131,264,521	121,474,475
Total Liabilities and Stockholders' Equity	$236,125,587	$139,964,858

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)
NET SALES	$65,751,772	$51,643,303	$245,862,054	$193,237,462
COST OF GOODS SOLD	35,501,633	28,274,929	131,664,713	103,247,223
GROSS PROFIT	30,250,139	23,368,374	114,197,341	89,990,239
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	25,374,592	21,477,995	114,450,263	94,875,776
INCOME (LOSS) FROM OPERATIONS	4,875,547	1,890,379	(252,922)	(4,885,537)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	146,157	(78,035)	5,079	(102,337)
Interest Expense	(301,852)	(34,927)	(990,741)	(296,234)
	(155,695)	(112,962)	(985,662)	(398,571)
INCOME (LOSS) BEFORE INCOME TAXES	4,719,852	1,777,418	(1,238,584)	(5,284,108)
INCOME TAX EXPENSE	86,401	20,000	144,151	77,096
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,633,451	$1,757,418	$(1,382,735)	$(5,361,204)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$96,381	$(51,781)	$(47,560)	$(107,739)
TOTAL OTHER COMPREHENSIVE (LOSS)	96,381	(51,781)	(47,560)	(107,739)
TOTAL COMPREHENSIVE INCOME (LOSS)	$4,729,832	$1,705,637	$(1,430,295)	$(5,468,943)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.13	$0.05	$(0.04)	$(0.15)
-DILUTED	$0.12	$0.05	$(0.04)	$(0.15)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	36,115,518	35,536,309	35,950,117	35,329,170
-DILUTED	37,359,970	36,962,439	35,950,117	35,329,170

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Twelve Months Ended
	December 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,382,735)	$(5,361,204)	$(4,262,341)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	15,011	(15,222)	17,348
Loss on disposal of equipment	787,028	142,159	103,716
Share-based compensation	7,833,707	6,807,620	4,438,181
Inventory obsolescence	112,897	99,295	291,898
Depreciation and amortization	15,921,695	14,068,037	12,692,355
Amortization of deferred financing costs and loan discount	210,865	115,103	426,534
Changes in operating assets and liabilities:
Accounts receivable	(8,019,049)	410,040	(3,852,079)
Inventories	(3,337,934)	701,867	(5,007,557)
Prepaid expenses and other current assets	(11,969,200)	174,012	(797,427)
Operating lease right of use	431,841	—	—
Other assets	117,788	(261,533)	(90,135)
Accounts payable	2,777,443	195,237	2,682,094
Accrued expenses	13,082,377	1,531,203	2,988,209
Other lease liabilities	(265,185)	(31,419)	304,839
Net cash flows provided by operating activities	16,316,549	18,575,195	10,270,263
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(70,632,830)	(16,274,036)	(13,003,756)
Net cash flows used in investing activities	(70,632,830)	(16,274,036)	(13,003,756)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	—	—	(270,885)
Proceeds from exercise of options to purchase common stock	4,460,445	3,325,196	8,280,460
Tax withholdings related to net shares settlements of restricted stock units	(1,294,658)	(256,226)	—
Proceeds from borrowings under Credit Facilities	72,291,099	6,000,000	7,500,000
Repayment of borrowings under Credit Facilities	(18,500,000)	(6,000,000)	(14,500,000)
Financing fees paid in connection with borrowings	(723,317)	—	—
Net cash flows provided by financing activities	56,233,569	3,068,970	1,009,575
NET CHANGE IN CASH AND CASH EQUIVALENTS	1,917,288	5,370,129	(1,723,918)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,554,388	2,184,259	3,908,177
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,471,676	$7,554,388	$2,184,259

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
Gross Profit	$30,250	$23,368	$114,197	$89,990
Depreciation expense (a)	1,616	1,520	6,370	6,089
Plant start-up expense (b)	—	—	—	—
Non-cash share-based compensation (c)	414	635	922	859
Adjusted Gross Profit	$32,279	$25,523	$121,489	$96,938
Adjusted Gross Profit as a % of Net Sales	49.1%	49.4%	49.4%	50.2%

(a)   Represents depreciation and amortization expense included in cost of goods sold.

(b)

Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion project in 2016 that included adding two additional product lines.

(c)    Represents non-cash share-based compensation expense included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
SG&A expenses	$25,375	$21,478	$114,450	$94,876
Depreciation and amortization expense (a)	2,598	2,127	9,551	7,977
Non-cash share-based compensation (b)	1,714	2,002	6,912	5,949
Launch expense (c)	1,228	863	4,563	3,540
Loss on disposal of equipment	649		649	—
Secondary offering expenses (d)	(47)	225	302	362
Leadership transition expenses (e)	—	—	—	—
Litigation expense (f)	—	—	—	348
Adjusted SG&A Expenses	$19,233	$16,261	$92,473	$76,698
Adjusted SG&A Expenses as a % of Net Sales	29.3%	31.5%	37.6%	39.7%

(a)   Represents depreciation and amortization expense included in SG&A.

(b)    Represents non-cash share-based compensation expense included in SG&A.

(c)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(d)	Represents fees associated with secondary public offerings of our common stock.
(e)	Represents charges associated with our former Chief Executive Officer’s separation agreement, as well as changes in estimates associated with leadership transition costs.
(f)	Represents fees associated with two securities lawsuits.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
Net income (loss)	4,633	$1,757	$(1,383)	$(5,361)
Depreciation and amortization	4,214	3,649	15,921	14,068
Interest expense	302	35	991	296
Income tax expense	87	20	144	77
EBITDA	$9,236	$5,461	$15,673	$9,080
Loss on disposal of equipment	649	37	787	142
Non-cash share-based compensation	2,128	2,637	7,834	6,808
Launch expense (a)	1,228	863	4,563	3,540
Plant start-up expenses (b)	—	—	—	—
Warrant fair valuation (c)	—	—	—	—
Secondary offering expenses (d)	(47)	225	302	362
Leadership transition expenses (e)	—	—	—	—
Litigation expense (f)	—	—	—	348
Adjusted EBITDA	$13,194	$9,223	$29,159	$20,280
Adjusted EBITDA as a % of Net Sales	20.1%	17.9%	11.9%	10.5%

(a)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)

Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion project in 2016 that included adding two additional product lines.

(c)	Represents the change of fair value for the outstanding common stock warrants. All outstanding warrants were converted to common stock in September 2017.
(d)	Represents fees associated with secondary public offerings of our common stock.
(e)	Represents charges associated with our former Chief Executive Officer’s separation agreement as well as changes in estimates associated with leadership transition costs.
(f)	Represents fees associated with two securities lawsuits.